Exhibit 99.1

NEIMAN MARCUS GROUP ANNOUNCES EXECUTION OF TRANSACTION SUPPORT AGREEMENT WITH CREDITORS HOLDING MORE THAN $2.5 BILLION OF ITS DEBT

DALLAS - March 25, 2019 - Neiman Marcus Group LTD LLC (the “Company”) today announced a Transaction Support Agreement (“TSA”) with lenders representing more than 55% of the Company’s Term Loan and holders of more than 60% of the Company’s Unsecured Notes.  The transactions contemplated by the TSA will extend the maturities of participating debt by 3 years, which will provide the Company with significantly more runway to implement its transformation plan.

Key Terms

The transactions contemplated by the TSA will extend the maturities of participating debt to (i) October 2023 for the Term Loans (subject to a ‘springing maturity date’ on July 16, 2021 in the event that more than $150 million of unexchanged Unsecured Notes are not fully repaid, redeemed or extended beyond April 2024 prior to the ‘springing maturity date) and (ii) October 2024 for the Unsecured Notes, and require the Company to effect, among other things:

•                  An amendment to the Term Loan in which Participating Term Loan Lenders will receive:

•                  a $550 million paydown at par, funded primarily with the Company’s issuance of fully-committed new second lien notes; and

•                  enhanced credit protections, including an increase in interest rate and amortization, call protection, a substantial collateral package enhancement and more restrictive negative covenants.

•                  An exchange offer in respect of the Company’s 8.00% Senior Notes due 2021 and the 8.75% cash / 9.50% PIK Toggle Notes due 2021 in which Participating Unsecured Noteholders will receive a combination of:

•                  $250 million of 10.00% non-voting cumulative preferred equity of a U.S. holding company (“MT Issuer”) of NMG Germany GmbH, which holds the entities through which MyTheresa’s business is conducted, and

•                  new third lien notes due 2024 with:

•                  the same cash interest rates as the Unsecured Notes;

•                  a collateral package consisting primarily of a first lien security interest in $200 million of currently unencumbered real estate (the “PropCo Assets”), a third lien security interest on the expanded term loan priority collateral, and a first lien security interest on 50% of the common equity of MT Issuer; and

•                  more restrictive negative covenants governing the new third lien notes.

The New Second Lien Notes will be guaranteed up to $200 million on a senior secured basis by the direct parent and the subsidiaries (other than NMG Germany GmbH and its subsidiaries) of MT Issuer.  In addition, among other security, the New Second Lien Notes will be secured on a second lien basis by certain collateral securing the Term Loans, and on a second lien basis by the PropCo Assets.

The TSA also provides for a mutual release by the participating debt holders and the Company of the participating debt holders (and any transferees of Unsecured Notes or Term Loans, as applicable) relating to, among other things, the transactions contemplated by the TSA, and designations of certain entities as “unrestricted” subsidiaries under the applicable debt documents and distributions of such entities.  In particular, upon consummation of the transactions contemplated by the TSA, all claims related to the Company’s distribution of MyTheresa will be resolved and the loan agreement and indentures will provide that non-participants will be precluded from bringing claims related thereto.

The Company expects to commence the exchange offer in April.

Geoffroy van Raemdonck, Chief Executive Officer of Neiman Marcus Group, stated “This transaction provides substantial value to our lenders and creates ample runway to execute on and complete Neiman Marcus Group’s transformation plan into a luxury customer platform.  The commitments we have obtained for this transaction are a validation of our business and transformation strategy and our leadership team.  We are appreciative of our lenders for their support and for the confidence they have put in our long-term success.”

Joinder Fee

A joinder fee of 25 bps (post-paydown) will be payable to Term Loan Lenders who execute a joinder to the TSA by April 1, 2019 at 5:00pm ET.  A joinder fee of 100 bps will be payable to Unsecured Noteholders who execute a joinder to the TSA by April 1, 2019 at 5:00pm ET.  A form of joinder agreement is attached as Exhibit B to the TSA and can be obtained at http://neiman.gcs-web.com/investor-information/presentations.  The instructions for transmission of executed joinder agreements are also provided.

Non-Participating Holders

The liens of non-participating Term Loan Lenders on the Existing Term Loan Priority Collateral will be subordinated below those of all other lienholders, unless the Company determines otherwise.  Due to limitations in the Term Loan Amendment, the indenture governing the new second lien notes, and the indenture governing the new third lien notes, it is expected that any Term Loan Lenders and Unsecured Noteholders who do not participate in the transactions contemplated by the TSA will be unable to participate in a transaction on these terms at a future date.

Specifically, the Unsecured Notes of non-participating Unsecured Noteholders will remain unsecured and structurally subordinated and will forgo the joinder fee and the opportunity to exchange their Unsecured Notes into a combination of new third lien notes of the Company and preferred equity of MT Issuer.  It is also expected that, in connection with the proposed exchange offer, the indentures governing the Unsecured Notes will be amended to, among other things, remove most of the negative covenants, related default provisions and other provisions and make other modifications.  In addition, the covenants governing the Company’s debt instruments following the transactions contemplated by the TSA will limit cash paydowns of the Unsecured Notes and Term Loans in the future, even at maturity, with only a $60 million basket available to pay off non-participating holders in cash, subject to certain limitations.

Conditions to Closing

The closing of the transactions contemplated by the TSA is conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing all definitive documents and achieving certain participation thresholds.  Specifically, the TSA requires participation by holders of at least 95% of the outstanding principal amount of the Term Loans and 95% of the aggregate outstanding principal amount of the Unsecured Notes.  These thresholds may be lowered by the Company in its sole discretion.

MyTheresa Entities

Under the terms of the MT Issuer preferred stock, NMG Germany GmbH and its subsidiaries, the entities that conduct the operations of MyTheresa (the “MT Operating Entities”), will be subject to certain covenants (distinct from the negative covenants applicable to the Company and its restricted subsidiaries), designed to enable those entities to continue to operate in the ordinary course. However, the MT Operating Entities will not provide any direct guarantees or equity pledges in connection with the transactions contemplated by the TSA and will not be responsible for paying any fees or expenses under the TSA.  These entities remain outside of the Company’s credit structure and will continue to operate as a standalone business.

Additional Information & Advisors Contact Information

Please direct all questions with respect to the execution and delivery of signature pages and Indications of Interest to:

Tyler Cowan

Managing Director Lazard

(312) 407-6657

tyler.cowan@lazard.com

Mike Weitz

Vice President Lazard

(312) 407-6643

michael.weitz@lazard.com

Zul Jamal

Managing Director Moelis

(877) 606-7269

zul.jamal@moelis.com

Ben Oren

Managing Director Credit Suisse

(212) 538-1862

ben.oren@credit-suisse.com

Additional information regarding the TSA, including certain conditions to the consummation of the TSA, are disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission and available on www.sec.gov.

Kirkland & Ellis LLP is serving as legal counsel to the Company and Lazard Freres, Credit Suisse and Moelis & Company LLC are serving as the Company’s financial advisors.  Wachtell, Lipton, Rosen & Katz is serving as legal counsel, and Ducera Partners LLC is serving as financial advisor, to a steering committee of Term Loan Lenders.  Paul, Weiss, Rifkind, Wharton & Garrison, LLP is serving as legal counsel, and Houlihan Lokey Capital, Inc. is serving as financial advisor, to an ad hoc group of Unsecured Noteholders.

This press release is for informational purposes only.  It is not an offer to exchange or a solicitation of an offer to exchange any Unsecured Notes.  The exchange offer will be made solely pursuant to an offering memorandum and related letter of transmittal, which will be made available upon commencement of the applicable transactions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Second Lien Notes, MT Issuer Preferred Equity, Third Lien Notes or any other securities, nor shall there be any offer, solicitation or sale of Second Lien Notes, MT Issuer Preferred Equity, Third Lien Notes or any other securities or any other securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

Webcast.  A webcast to provide more information about the TSA will be available through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on March 25, 2019 beginning at 3:00 p.m. Central Standard Time. To access information that will be presented during the webcast, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com shortly in advance of the webcast.

Forward-Looking Statements.  This press release contains forward-looking statements.  In many cases, forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “will,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar expressions.  The forward-looking statements contained in this press release reflect the Company’s views as of the date of this press release and are based on our expectations and beliefs concerning future events, as well as currently available data as of the date of this press release.  While the Company believes there is a reasonable basis for its forward-looking statements, they involve a number of risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement.  Therefore, these statements are not guarantees of future events, results, performance or achievements and you should not rely on them.  A variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in the Company’s forward-looking statements, including (i) the participation by lenders in the exchange transactions contemplated by the TSA, (ii) the ability to satisfy the closing conditions to such transactions, (iii) general financial or market conditions, (iv) the availability of alternative transactions, (v) the impact of publicity surrounding negotiations related to TSA and related matters, and (vi) those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.  You should keep in mind that the forward-looking statements contained in this press release speak only as of the date of this press release.  Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

About Neiman Marcus Group:  Neiman Marcus Group is a luxury, multi-branded, omni-channel fashion retailer conducting integrated store and online operations under the Neiman Marcus, Bergdorf Goodman, Neiman Marcus Last Call, Horchow, and mytheresa brand names.  For more information, visit http://www.neimanmarcusgroup.com.

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